                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            Aspect Development, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                        25-1622857
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              --------------------

                              1300 Charleston Road
                        Mountain View, California  94043
                    (Address of principal executive offices)

                              --------------------

                      1997 Nonstatutory Stock Option Plan
                           (Full title of the plans)

                              --------------------
                                 David S. Dury
                   Vice President and Chief Financial Officer
                            Aspect Development, Inc.
                              1300 Charleston Road
                        Mountain View, California  94043
                                 (650) 428-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
                              James C. Kitch, Esq.
                              Andrea Vachss, Esq.
                               Cooley Godward LLP
                              5 Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California  94306
                                 (650) 843-5000

                              --------------------

                        CALCULATION OF REGISTRATION FEE

 Title of Securities to    Amount to be   Proposed Maximum Offering       Proposed Maximum Aggregate      Amount of Registration
 be Registered              Registered        Price Per Share (1)              Offering Price (1)                   Fee
Stock Options and Common
 Stock (par value $.001)    3,000,000        $7.74375 - $23.625                  $29,383,698                    $8,169

 =================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (i) with respect to 2,564,764 shares, the average of the high and low prices of Registrant's Common Stock on April 6, 1999 as reported on the Nasdaq National Market and (ii) with respect to 435,236 shares subject to outstanding options, the exercise prices of such options.
================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-43139


     The contents of Registration Statement on Form S-8 No. 333-43139 filed with the Securities and Exchange Commission on December 23, 1997 are incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number
------

5               Opinion of Cooley Godward LLP.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of Arthur Andersen LLP.

23.3            Consent of Ernst & Young LLP.

23.4 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24              Power of Attorney is contained on the signature pages.

99.1            1997 Nonstatutory Stock Option Plan, as amended as of
                January 26, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 8, 1999.


                                  Aspect Development, Inc.



                                  By:     /s/ David S. Dury
                                     --------------------
                                     David S. Dury
                                     Vice President and Chief Financial Officer




                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Romesh T. Wadhwani and David S. Dury and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                               Title                                          Date

/s/ Romesh T. Wadhwani                                   Chairman of the Board and                     April 8, 1999
-----------------------------------------------           Chief Executive Officer
Romesh T. Wadhwani

/s/ Joseph Prang                                         President, Chief Operating Officer            April 8, 1999
-----------------------------------------------           and Director
Joseph Prang

/s/ David S. Dury                                        Vice President, Chief Financial Officer       April 8, 1999
-----------------------------------------------           and Secretary (Principal Financial and
David S. Dury                                              Accounting Officer)

/s/ Steven B. Goldby                                     Director                                      April 8, 1999
-----------------------------------------------
Steven B. Goldby

/s/ Dennis Sisco                                         Director                                      April 8, 1999
-----------------------------------------------
Dennis Sisco

/s/ Mark Stevens                                         Director                                      April 8, 1999
-----------------------------------------------
Mark Stevens

EXHIBIT INDEX


  Exhibit
   Number                                            Description

5               Opinion of Cooley Godward
23.1            Consent of Arthur Andersen LLP.
23.2            Consent of Arthur Andersen LLP.
23.3            Consent of Ernst & Young LLP.
23.4            Consent of Cooley Godward LLP (See Exhibit 5).
99.1            1997 Nonstatutory Stock Option Plan, as amended as of January 26, 1999.